Exhibit 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

In July 2002, Wisconsin Energy Corporation announced that the Board of Directors, upon recommendation of its Audit and Oversight Committee, ended the engagement of Arthur Andersen LLP as the Company's independent public accountants, and engaged Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal years ended December 31, 2003 and December 31, 2002. For more information, see the Company's current report on Form 8-K, filed with the SEC on July 8, 2002.

Because Arthur Andersen LLP has ceased operations, the Company has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference of Arthur Andersen LLP's report on the Company's financial statements for the year ended December 31, 2001, which is included in this Annual Report on Form 10-K for the year ended December 31, 2003, into the following Registration Statements:
1.	Registration Statement on Form S-3 (Registration No. 333-34854) -- Stock Plus Investment Plan.

2.	Registration Statement on Form S-8 (Registration No. 333-86467) -- Employee Retirement Savings Plan.

3.	Registration Statements on Form S-8 (Registration Nos. 33-65225, 333-41104 and 333-65356) -- 1993 Omnibus Stock Incentive Plan.

4.	Registration Statement on Form S-8 (Registration No. 333-35800) -- Assumed WICOR 401(k) Plans.

5.	Registration Statement on Form S-8 (Registration No. 333-35798) -- Assumed WICOR Stock Options.

Accordingly, the Company has omitted Arthur Andersen LLP's consent in reliance upon Rule 437a under the Securities Act of 1933, which permits the Company to dispense with the requirement to file the written consent of Arthur Andersen LLP under the circumstances.

Arthur Andersen LLP has not consented to the incorporation of their report included in this Annual Report on Form 10-K into the Registration Statements listed above. Therefore, with respect to transactions in the Company's securities pursuant to the Registration Statements that are made on or after the date this Annual Report on Form 10-K is filed with the Securities and Exchange Commission, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act of 1933 for any untrue statements of a material fact contained in the Company's financial statements audited by Arthur Andersen LLP or for any omission to state a material fact required to be stated in those financial statements and thus no claim could be asserted against Arthur Andersen LLP under Section 11(a) of the Securities Act. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including the Company's officers and directors, may still rely on Arthur Andersen's original audit report as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.